Exhibit 10.26

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of the 30th day of March, 2007, by and among (1) James Yujun Hu (the “Beneficiary”) and (2) SB Asia Investment Fund II L.P. (“Company Shareholder”), shareholders of Acorn International, Inc., a Cayman Islands exempted company (the “Company”).

WHEREAS, as of the date hereof, the Company Shareholder is the legal and beneficial owner of the 17,709,815 Series A preferred shares and 2,882,155 Series A-1 preferred shares, US$0.01 par value per share each, of the Company (the “Company Shareholder Shares”);

WHEREAS, the Company is considering an initial public offering of Shares and American Depositary Shares (“ADS”) and the listing of the ADS on the New York Stock Exchange (“IPO”); and

WHEREAS, the Company Shareholder has agreed to the 25% of shares of the Company registered in the name of the Company Shareholder at any time (the “Subject Shares”) being voted in respect of all Corporate Actions (defined below) in the manner contemplated hereto.

ARTICLE I

RIGHT TO VOTE SUBJECT SHARES

1.1 The Company Shareholder hereby agrees that on and after the Company’s IPO the Subject Shares may be voted by the Beneficiary at each and every meeting of the shareholders of the Company called and at any adjournment or postponement thereof and in any other circumstances upon which a vote, consent or other approval, solely in its capacity as a shareholder of the Company is sought (“Corporate Action”). For the avoidance of doubt, this Agreement shall not (i) provide for or vest any other rights to the Subject Shares in the Beneficiary whether in relation to right of transfer, dividends or return of capital and (ii) apply to any Corporate Action taken prior to the completion of the Company’s IPO.

1.2 Contemporaneous with the signing of this Agreement, the Company Shareholder shall execute the proxy of favor of the Beneficiary in the form set out in Schedule I hereto, which proxy shall be irrevocable so long as this Agreement remains in effect.

1.3 The Company Shareholder represents that any proxies heretofore given in respect of the Subject Shares held by it is revocable, and that any such proxies are hereby revoked or will be revoked by appropriate notice (or other instrument) prior to or concurrently with the execution and delivery of this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF THE COMPANY SHAREHOLDERS

The Company Shareholder hereby represents and warrants to the Beneficiary as follows as of the date hereof and as of the closing date of the IPO:

2.1 Ownership of Subject Shares. On the date hereof, the Company Shareholder owns, directly or indirectly, the Company Shareholder Shares. The Company Shareholder has sole voting power and sole power to issue instructions with respect to the Company Shareholder Shares.

2.2 Power; Binding Agreement. The Company Shareholder has all requisite power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company Shareholder shall not violate any agreement to which the Company Shareholder is, separately or jointly, a party, including, without limitation, any voting agreement, proxy arrangement, pledge agreement, shareholders agreement, voting trust or trust agreement. This Agreement has been duly and validly executed and delivered by the Company Shareholder, and constitutes a legally valid and binding obligation of the Company Shareholder, enforceable against the Company Shareholder in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally, or (b) general principles of equity relating to enforceability, whether considered in a proceeding at law or in equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Company Shareholder is a trustee whose consent is required for the execution and delivery of this Agreement or the compliance by the Company Shareholder with the terms hereof.

2.3 No Conflicts. Neither the execution and delivery of this Agreement by the Company Shareholder nor the compliance by the Company Shareholder with any of the provisions hereof shall (a) conflict with or violate any agreement, law, rule, regulation, order, judgment or decision or other instrument binding upon the Company Shareholder or any of the Company Shareholder’s individual or collective properties or assets, nor require any consent, notification, regulatory filing or approval which has not been obtained, (b) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give to any third party a right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company Shareholder is a party or by which the Company Shareholder or any of its properties or assets may be bound or affected, or (c) if the Company Shareholder is other than a natural person, conflict with, or result in any breach of, any organizational documents applicable to the Company Shareholder.

ARTICLE III

3.1 The obligations of the Company Shareholder under this Agreement and the representations, warranties, covenants and agreements of the Company Shareholder contained herein or granted pursuant hereto shall automatically terminate upon the earlier to occur of (i) the Beneficiary ceasing to hold the office of chief executive officer of the Company, (ii) any transfer of all of the Subject Shares by the Company Shareholder to a person who is not an

Affiliate of the Company Shareholder, or (iii) upon one month notice in writing by the Company Shareholder to the Company.

3.2 For the purposes of this Article III, an “Affiliate” means (i) in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or majority owned by the foregoing, (ii) in the case of an entity, a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “majority owned” or “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, share having such power only be reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

ARTICLE IV

4.1 Except to the extent stated herein, this Agreement shall not prejudice any right or related benefit of the Company Shareholder to hold or otherwise dispose of the Subject Shares. The Company Shareholder shall have the right, at any time, to dispose the Subject Shares either privately or publicly. Subject to Section 4.2 of this Agreement, upon application or request by the Company Shareholder to Citibank, N.A., the depositary (the “Depositary”) of the Company’s American Depositary Receipt facility for the IPO (the “Depositary Facility”), to deposit any of its Shares into the Depositary Facility, such Shares shall cease to constitute Subject Shares for purposes of this Agreement without any further action required by either party; provided, however that if such Shares are not deposited in the Depositary Facility, or are deposited in the Depositary Facility and subsequently withdrawn by the Company Shareholder without having been sold or transferred, they shall again constitute Subject Shares subject to the terms of this Agreement.

4.2 The Company Shareholder shall not transfer any of the Subject Shares to an Affiliate unless the Affiliate has signed a deed of adherence to this Agreement and thereby agrees to the Subject Shares transferred to him being voted in accordance with the terms of this Agreement. For the avoidance of doubt, 25% of the Shares received by such Affiliate shall be voted in accordance with the terms of this Agreement. The Company Shareholder (i) shall promptly notify the Beneficiary of any transfer of Subject Shares, (ii) shall cooperate and deliver to the Beneficiary promptly upon his request details regarding Company Shareholder’s ownership of the Subject Shares (including such details as are necessary to make all filings as may be required by the U.S. securities laws), (iii) agrees that the Beneficiary may make such filings as may be required under U.S. securities law as may be required (iv) shall take such further actions and execute such documents or instruments as the Beneficiary may reasonably request in connection with the foregoing and the purposes and intentions of this Agreement and (v) shall deposit Company Shareholder Shares with Citibank, N.A., the depositary of the Company’s American Depositary Receipt facility (the “Depositary Facility”) established for the IPO, only when the Company Shareholder has a good-faith intention to sell such Company

Shareholder Shares and shall promptly withdraw such Company Shareholder Shares from the Depositary Facility if the intended sale does not occur after deposit of such shares into Depositary Facility. For the avoidance of doubt, any Transferee of the Subject Shares other than an Affiliate shall be free from any obligation of this Agreement. With respect to a Transfer to a non Affiliate party, the Beneficiary shall (i) cooperate with the Company Shareholder to effectuate such Transfer and promptly make such filings as may be required under U.S. securities law or any other applicable laws, and (ii) shall promptly take such further actions and execute such documents or instruments as the Company Shareholder may reasonably request to release the Subject Shares to be Transferred from the obligations of this Agreement.

ARTICLE V

MISCELLANEOUS

5.1 Specific Performance. Each party hereto recognizes and agrees that, if for any reason any of the provisions of this Agreement are not performed by the other parties in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused to the non-breaching parties for which money damages would not be an adequate remedy. Accordingly, the parties agree that, in addition to any other available remedies, the non-breaching parties shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement without the necessity of the non-breaching parties posting a bond or other form of security. In the event that any action should be brought in equity to enforce the provisions of this Agreement, the breaching party will not allege, and the breaching party hereby waives the defense, that there is an adequate remedy at law.

5.2 Beneficiary’s Duties and Indemnity. In voting the Subject Shares, either in person or by proxy, the Beneficiary shall act in good faith and in conformity with applicable law, regulation, organizational documents of the Company. The Beneficiary will indemnify and hold harmless, to the maximum extent permitted by law, the Company Shareholder, its directors and its officers against any loss, claim, damage or liability to which the Company Shareholder may become subject to the extent that such loss, claim, damage or liability arising from or related to the execution, delivery and performance of the transactions contemplated herein.

5.3 Severability. Any term or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction by any rule or law or public policy shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. Without limiting the foregoing, upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.4 Entire Agreement; Amendments. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties against whom such amendment is sought to be enforced.

5.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by the Beneficiary without the prior written consent of the Company Shareholder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

5.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.7 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by express courier (providing proof of delivery) or communicated by confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to the Company Shareholder, to,

SB Asia Investment Fund II L.P., c/o M&C Corporate Services Limited

PO Box 309GT

Ugland House, South Church Street

George Town, Grand Cayman

Cayman Islands

Copies to:

SAIF HK, Attention: Xue Jun Xie/ Lynda Lau

Suites 2115-2118, Two Pacific Place, 88 Queensway,

Hong Kong

(b) if to the Beneficiary, to:

3/F, Enji Building,

No. 130 Liangjiadian,

Haidian District, Beijing 100036

5.8 Governing Law; Consent to Jurisdiction. This Agreement shall be constructed and interpreted in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Cayman Islands, and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Hong Kong International Arbitration Center.

5.9 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

5.10 Expenses. The Beneficiary shall reimburse the Company Shareholder for any reasonable costs, expenses and fees with respect to the negotiation, execution, delivery and performance of the transactions contemplated herein.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as a deed as of the date first written above.

EXECUTED AS A DEED AND DELIVERED BY	)
JAMES YUJUN HU	)
	)	/s/ James Yujun Hu
in the presence of:	)

Witness Name:	)

Address:	)

)

)

EXECUTED AS A DEED AND DELIVERED BY	)
SB Asia Investment Fund II L.P.	)	/s/ Andrew Y. Yan
Authorised Signatory
in the presence of:	)

Witness Name:	)

Address:	)

)

)

[SIGNATURE PAGE TO VOTING AGREEMENT]

SCHEDULE I

FORM OF COMPANY SHAREHOLDERS PROXY

We, each being a holder (a “Company Shareholder”) of shares of US$0.01 each in the share capital of Acorn International, Inc., a Cayman Islands exempted company (the “Company”), hereby appoint James Yujun Hu (the “Proxy Holder”) the true and lawful attorney and proxy of us for and in our name, place and stead to attend all meetings of the shareholders of the Company and to vote in respect of twenty-five percent of the total number of registered shares of US$0.01 each in the capital of the Company at the time standing in our name and to exercise all consensual rights in respect of such shares (including without limitation giving or withholding written consents of shareholders and calling special general meetings of shareholders) in accordance with the terms of a voting agreement dated                     , 2007 between us and the Proxy Holder and referred to therein (the “Voting Agreement”).

The authority vested in this proxy shall terminate upon the termination of the Voting Agreement in accordance with Article III of the Voting Agreement.

We hereby affirm that this proxy is given pursuant to Article 1.2 of the Voting Agreement. THIS PROXY IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE, BUT SUCH PROXY SHALL BE IRREVOCABLE ONLY SO LONG AS THE VOTING AGREEMENT REMAINS IN EFFECT.

We hereby ratify and confirm and undertake to ratify and confirm all that the Proxy Holder may lawfully do or cause to be done by virtue hereof provided that such action is in accordance with the Voting Agreement.

If at any time this proxy shall or for any reason be ineffective or unenforceable, we shall execute a replacement instrument which provides the Proxy Holder with substantially rights as contemplated herein. This irrevocable proxy shall be governed by the laws of the Cayman Islands and the Company Shareholder irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands in relation to the matters contained herein.

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXECUTED AS A DEED AND DELIVERED BY	)
SB Asia Investment Fund II L.P.	)

in the presence of:	)	Authorised Signatory

Witness Name:	)

Address:	)

)

)

[SIGNATURE PAGE TO VOTING AGREEMENT]